Exhibit 10.6

EXECUTION COPY

MANAGEMENT AGREEMENT

This Agreement is made as of this 12 day of March, 2008, among PGA Holdings, Inc., a Delaware corporation (the “Company”), Press, Ganey Associates, Inc., an Indiana corporation (“PGA”), PG Holdco, LLC, a Delaware limited liability company (“Holdco”), and Vestar Capital Partners, a Delaware limited partnership (“Vestar”).

WHEREAS, Vestar, by and through its partners, officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, investment, acquisitions and other matters relating to the business of the Company and its subsidiaries; and

WHEREAS, each of the Company, Holdco and PGA desires to avail itself, for the term of this Agreement, of the expertise of Vestar in the aforesaid areas, in which it acknowledges the expertise of Vestar.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

1.                                      Appointment. Each of the Company, Holdco and PGA hereby appoints Vestar to render the advisory and consulting services described in Paragraph 2 hereof commencing upon the Effective Time (as defined in Section 3(b) hereof).

2.                                      Services. Vestar hereby agrees that commencing upon the Effective Time it shall render to each of the Company, Holdco and PGA (and their subsidiaries) by and through such of Vestar’s officers, employees, agents, representatives and affiliates as Vestar, in its sole discretion, shall designate from time to time, advisory and consulting services in relation to the affairs of the Company, Holdco and PGA (and their subsidiaries) in connection with strategic financial planning, and other services not referred to in the next sentence, including, without limitation, advisory and consulting services in relation to the selection, supervision and retention of independent auditors, the selection, retention and supervision of outside legal counsel, and the selection, retention and supervision of investment bankers or other financial advisors or consultants. It is expressly agreed that the services to be performed hereunder shall not include (x) investment banking or other financial advisory services rendered by any of Vestar and its affiliates to the Company, Holdco and PGA (and their subsidiaries) after the Effective Time in connection with acquisitions, divestitures, refinancings, restructurings and similar transactions by the Company, Holdco and PGA (and their subsidiaries) or (y) full or part-time employment by any of the Company and its subsidiaries of any employee or partner of Vestar or any of its affiliates for which Vestar and its affiliates shall be entitled to receive additional compensation; provided, that any fees to be paid to any of Vestar and its affiliates in connection with any such investment banking or other financial advisory services (other than in connection with a Sale of the Company (as defined in the Securityholders Agreement, dated as of the date hereof, by and among Holdco and its securityholders), which shall be governed by Paragraph 3(c) hereof), shall be determined solely by the members of the management committee of Holdco who are not affiliates of Vestar.

3.                                      Fees. (a) In consideration of the services contemplated by Paragraph 2, subject to the provisions of Paragraph 6, the Company, Holdco and PGA and their respective successors hereby jointly and severally agree to pay to Vestar a per annum management fee (the “Fee”) equal to the greater of (i) $500,000 and (ii) an amount per annum equal to 1% of Consolidated EBITDA (as defined in the Credit Agreement entered into on the date hereof among Holdco, PG MergerSub, Inc. (to be merged into PGA), the several banks and other financial institutions or entities from time to time parties thereto, Lehman Commercial Paper, Inc., as administrative agent and collateral agent, General Electric Capital Corporation, as syndication agent, and Lehman Brothers, Inc. and GE Capital Markets, Inc., as joint lead arrangers and joint bookrunners), before deducting the Fee payable pursuant to this Paragraph 3 (“Adjusted EBITDA”), commencing at the Effective Time. The Fee shall be payable semi-annually in advance (based on clause (i) above in 2008 and thereafter based on the greater of clause (i) above and 1% of the prior year’s Adjusted EBITDA), with an adjustment of the Fee for any fiscal year payable promptly following the determination of Adjusted EBITDA for such fiscal year or on termination of this Agreement. All references to per annum or annual herein refer to the fiscal year of the Company. The initial Fee shall be pro rated to reflect the portion of the current fiscal year which elapses prior to the Effective Time and shall be payable at Closing. The semi-annual Fee payments shall be non-refundable (except for any downward adjustment as described above).

(b)                                 The Company, Holdco and PGA and their respective successors hereby jointly and severally agree to pay Vestar at the effective time (the “Effective Time”) of the merger provided for in the Agreement and Plan of Merger, dated as of January 27, 2008, among the Company, Holdco and PG MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (the “Merger Agreement”), a transaction fee equal to $7.0 million plus all Out-of-Pocket Expenses (as defined in Paragraph 4) incurred by Vestar prior to the Effective Time for services rendered by Vestar in connection with the consummation of the merger referred to in the Merger Agreement.

(c)                                  The Company, Holdco and PGA and their respective successors hereby jointly and severally agree to pay Vestar, upon consummation of a Sale of the Company, a fee equal to 1% of the gross sale proceeds plus all Out-of-Pocket Expenses (as defined in Paragraph 4) incurred by Vestar as payment for all investment banking or other advisory services rendered by Vestar in connection therewith.

4.                                      Reimbursements. In addition to the Fee, the Company, Holdco and PGA hereby jointly and severally agree, at the direction of Vestar, to pay directly or reimburse Vestar for its reasonable Out-of-Pocket Expenses incurred after the Effective Time in connection with the services provided for in Paragraph 2 hereof. For the purposes of this Agreement, the term “Out-of-Pocket Expenses” shall mean the amounts paid by or on behalf of Vestar in connection with the services contemplated hereby, including reasonable (i) fees and disbursements of any independent professionals and organizations, including independent auditors and outside legal counsel, investment bankers or other financial advisors or consultants, (ii) costs of any outside services or independent contractors, such as financial printers, couriers, business publications or similar services, and (iii) transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-

Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Vestar of the statement in connection therewith.

5.                                      Indemnification. The Company, Holdco and PGA hereby jointly and severally agree to indemnify and hold harmless Vestar and its affiliates and their respective affiliates, partners, members, officers, directors, employees, agents, representatives and stockholders (each being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities of whatever kind or nature, joint or several, absolute, contingent or consequential, to which such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the services contemplated by this Agreement or the engagement of Vestar pursuant to, and the performance by Vestar of the services contemplated by, this Agreement. The Company, Holdco and PGA hereby jointly and severally agree to reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto. The Company, Holdco and PGA will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of Vestar. None of the Company, Holdco and PGA shall be obligated to make any payment to Vestar hereunder unless and until the Effective Time has occurred.

6.                                      Term. This Agreement shall become effective upon the Effective Time and shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement or (ii) such time after the Effective Time as Vestar Capital Partners V, L.P., a Delaware limited partnership (“VCP”), and the partners therein and the affiliates thereof, in the aggregate, hold directly or indirectly through Holdco and the Company, or otherwise, less than 20% of the voting power of the Company’s outstanding voting stock. The provisions of Paragraphs 4, 5, 7 and 8 and the joint and several obligation of the Company, Holdco and PGA to pay Fees accrued during the term of this Agreement pursuant to Section 2 shall survive the termination of this Agreement.

7.                                      Permissible Activities. Subject to all applicable provisions of New York law that impose fiduciary duties upon Vestar or its partners, members or affiliates, nothing herein shall in any way preclude Vestar or its partners, members, officers, employees or affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Company.

8.                                      General. (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall in any event be effective unless the same shall be in writing and signed by the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)                                 Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

If to Vestar:                                                                              Vestar Capital Partners

245 Park Avenue, 41st Floor

New York, New York 10167

Attention: General Counsel

If to Holdco, the

Company or PGA:                                           Press, Ganey Associates, Inc.

404 Columbia Place

South Bend, Indiana 46601

Attention: Melvin F. Hall

In any case,

with copies to:                                                                  The other parties hereto

at their respective addresses

noted above.

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Peter J. Gordon, Esq.

(c)                                  This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d)                                 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES TO THIS AGREEMENT HEREBY AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. This Agreement shall inure to the benefit of, and be binding upon, Vestar, the Indemnified Parties, the Company, Holdco, PGA and their respective successors and assigns.

(e)                                  This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each set of counterparts showing execution by all parties shall be deemed an original, but all of which shall constitute one and the same instrument.

(f)                                   The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

VESTAR CAPITAL PARTNERS

By its General Partner:

By:	/s/ Norman W. Alpert
	Name:	Norman W. Alpert
Title:

PGA HOLDINGS, INC.

By:	/s/ Norman W. Alpert
	Name:	Norman W. Alpert
Title:

PRESS, GANEY ASSOCIATES, INC.

By:	/s/ Melvin F. Hall
	Name:	Melvin F. Hall
Title:

PG HOLDCO, LLC

By:	/s/ Norman W. Alpert
	Name:	Norman W. Alpert
Title:

[Management Agreement]